                                                            FOR:                 REDWOOD EMPIRE BANCORP

                                                            APPROVED BY:         Kim McClaran
                                                                                      VP/Chief Financial Officer
                                                                                      (707) 522-5204

For Immediate Release

REDWOOD EMPIRE BANCORP DECLARES
QUARTERLY CASH DIVIDEND

SANTA ROSA, Calif. (October 6, 2004) -- Redwood Empire Bancorp (NASDAQ: REBC) today announced that its Board of Directors has declared a quarterly cash dividend of twenty-one cents per share on the Company’s Common Stock.  The dividend is payable on November 1, 2004 to shareholders of record on October 18, 2004.

Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank.  The Company operates through branches in Sonoma, Mendocino and Lake Counties.

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